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                                                                  Exhibit 10.10




                                PROMISSORY NOTE
                                ---------------


$3,000,000                                                        May 11, 1999

         For value received, the undersigned, TOUCH 1 COMMUNICATIONS, INC., an Alabama corporation (the "Borrower") promises to pay to the order of CORMAN ELEGRE CAPITAL, LLC, an Alabama limited liability company (the "Holder"), at Holder's principal place of business, 100 Brookwood Road, Atmore, Alabama 36502, in lawful money of the United States of America, the principal sum of up to THREE MILLION AND 00/100 DOLLARS ($3,000,000) or such lesser amount as may be the aggregate principal amount outstanding hereunder (the "Loan").

         Interest shall accrue on the Loan at a per annum rate equal to the sum of (i) the Prime Rate (as defined below) plus (ii) one and one-half percent (1.5%) per annum in simple interest terms computed on the basis of a 360-day year for the actual number of days elapsed. As used herein, the term "Prime Rate" means the fluctuating per annum rate of interest designated by the Bank of Brewton in Brewton, Alabama as its "prime rate." Accrued interest only shall be payable quarterly (every three months) on the outstanding principal balance, beginning on August 11, 1999, and continuing on the same day of each quarter thereafter, with the entire principal balance of said debt, together with accrued interest thereon, being due and payable on May 10, 2001.

         Borrower agrees to pay all costs of the collecting or securing, or attempting to collect or secure, the Promissory Note (the "Note"), including a reasonable attorney's fee, whether same be collected or secured by suit or otherwise. Borrower hereby waives demand, presentment, protest, notice of protest, and all other notices whatsoever.

         This Note is to be construed according to the laws of the State of Alabama.

         In the event that any installment of interest and/or principal shall not have been paid on or before its due date, then Borrower shall pay to the Holder a late charge of five percent (5%) of said amount or part thereof. Notwithstanding anything herein to the contrary, payment of any installment of interest and/or principal provided for herein shall not be in default and no late charge shall be payable until more than five (5) days have elapsed from the due date thereof.

         In no event will the sum of all interest and all other amounts deemed or treated as interest under applicable law and payable hereunder exceed the maximum lawful rate of interest allowed to be charged hereunder the law on similar loans. Borrower and Holder intend that under no circumstances will Borrower be required to pay interest on the outstanding principal balance of this Note at a rate that exceeds the maximum lawful rate of interest allowed to be charged under law on similar loans. In the event any interest is received or charged by the holder hereof in excess of that amount, Borrower will be entitled to an immediate refund thereof.

         This Note is secured by a security interest in certain assets of Borrower as set forth in that certain Security Agreement dated July 21, 1998 executed by Borrower, Touch 1, Inc., and DirecTel, Inc., in favor of Holder, as amended by First Amendment to Security Agreement dated


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September 24, 1998, as further amended by Second Amendment to Security
Agreement dated October 7, 1998, as further amended by Third Amendment to Security Agreement of even date herewith (as amended, the "Security Agreement"). Upon failure to pay any installment of interest and/or principal when due, or if any of the terms, conditions, or provisions of said Security Agreement are not complied with, then the entire principal sum and all other sums due hereunder, at the option of Holder, shall immediately become due and payable. Failure to exercise this option shall not constitute a waiver of right to exercise the same in the event of any subsequent default.

         IN WITNESS WHEREOF, Borrower has hereunto caused its name to be affixed by its duly authorized officer, as of the day and date above written.

                                          TOUCH 1 COMMUNICATIONS, INC.



                                          By: /s/ Trey Davis
                                              ---------------------------------
                                          Its:    Secretary
                                              ---------------------------------